UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

Merck & Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of “Behind the Merger with Bruce Kuhlik” and a related video transcript, first available to employees on March 22, 2009 and posted on the Merck & Co., Inc. (“Merck”) internal website on March 22, 2009, in connection with the proposed transaction between Merck and Schering-Plough Corporation.

Published in The Daily March 22

Behind the Merger With Bruce Kuhlik

Dick Clark and other members of the Executive Committee have filmed a series of short videos to provide you with more details on the recent Merck and Schering-Plough merger. This video is the sixth in the series, each highlighting different aspects of the merger agreement. Each video segment will only be available for one week from its distribution date.

Transcripts are available in English, Spanish, Portuguese, French, Chinese, Korean, Russian, Japanese, Italian and German.

Click here to view the video or transcripts of "Behind the Merger with Bruce Kuhlik."

Behind the Merger with Bruce Kuhlik

So we’ve just announced a tremendously exciting combination of Merck and Schering-Plough Corporation, which is just going to benefit everybody; our shareholders, our employees, patients, health care professionals all around the world. It’s just tremendously exciting for all of us. This is a merger and it’s actually structured as a reverse merger and what that means is that Merck & Co., Inc.; which is the corporate structure in which Merck exists right now, will be merged into a corporate subsidiary of Schering-Plough Corporation and become a subsidiary of Schering-Plough.

Now the Schering-Plough parent corporation is going to be renamed Merck and Dick will become the CEO of the new, renamed Merck company, the Merck Board of Directors and three representatives of the current Schering Board of Directors will become the new board of directors.

Each share of Merck’s stock that is held right now will be automatically converted into a share of stock in the new parent corporation of the combined company and each Schering stock/share will be converted into cash and a fraction of the [New]1 Merck stock. At the end of the day, the surviving – as we say "corporate entity" – is the Schering-Plough Corporation, it will be named Merck. We’ve done that for a variety of reasons, actually for a number of legal, financial, and tax planning reasons; this structure works very well for us.

I know everybody is really excited about the merger and wants to get on with it and take the company forward. People need to understand right now, that the announcement of the merger agreement itself doesn’t change anything. Merck and Schering-Plough remain separate companies right now and will remain separate until the merger is closed. Which means that it’s been voted on and been approved by both company’s shareholders, it’s been approved by the government authorities where that’s needed as well. We expect that to happen in the fourth quarter.

Up until that time, Schering remains a competitor, Merck is a competitor of Schering’s and we should follow the same guidelines that you’ve been following with respect to Schering and every other company right now.

Of course we have an integration team led by Adam Schechter, and you’ll be getting a lot of instructions from Adam and his team about how to go about planning for the merger once it closes. But for now, please remember we’re separate companies, treat everything that way.

What is so exciting about this combination with Schering for me is the pipeline, the products, and the people. This is such a great opportunity for all of us at Merck and for patients and for healthcare professionals all around the world. I just can’t wait to be a part of it!

1     Changed in transcript.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Merck’s and Schering-Plough’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule; the actual terms of the financing required for the merger and/or the failure to obtain such financing; the failure of Schering-Plough or Merck stockholders to approve the merger; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Merck’s and Schering-Plough’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s and Schering-Plough’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Merck and Schering-Plough undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2008 Annual Report on Form 10-K, Schering-Plough’s 2008 Annual Report on Form 10-K and each company’s other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (www.sec.gov).

Additional Information

In connection with the proposed transaction, Schering-Plough will file a registration statement, including a joint proxy statement of Merck and Schering-Plough, with the SEC.  Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they will contain important information.  Investors may obtain free copies of the registration statement and joint proxy statement when they become available, as well as other filings containing information about Merck and Schering-Plough, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from Schering-Plough’s Investor Relations web site (www.schering-plough.com) or by directing a request to Schering-Plough’s Investor Relations at (908) 298-7436. Copies of Merck’s filings may be obtained for free from Merck’s Investor Relations Web Site (www.merck.com) or by directing a request to Merck at Merck’s Office of the Secretary, (908) 423-1000.

Merck and Schering-Plough and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Merck and Schering-Plough shareholders in respect of the proposed transaction.

Information regarding Schering-Plough’s directors and executive officers is available in Schering-Plough’s proxy statement for its 2008 annual meeting of shareholders, filed with the SEC on April 23, 2008, and information regarding Merck’s directors and executive officers is available in Merck’s proxy statement for its 2009 annual meeting of stockholders, filed with the SEC on March 13, 2009.  Additional information regarding the interests of such potential participants in the proposed transaction will be included in the registration statement and joint proxy statement filed with the SEC in connection with the proposed transaction.